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                    M. H. Meyerson & Co., Inc.

                            Exhibit 11

                 Statement of Earnings Per Share

The earnings per share during the periods presented were calculated as follows:

Nine months ended October 31, 1999

5,090,335 shares from February 1 to February 4      4 days       20,361,340
5,340,335 shares from February 5 to February 10     6 days       32,042,010
5,490,335 shares from February 11 to February 23   13 days       71,374,355
5,510,335 shares from February 24 to February 24    1 day         5,510,335
5,525,335 shares from February 25 to March 30      34 days      187,861,390
5,527,335 shares from March 31 to April 7           8 days       44,218,680
5,532,335 shares from April 8 to April 11           4 days       22,129,340
6,032,335 shares from April 12 to May 17           36 days      217,164,060
6,037,335 shares from May 18 to May 26              9 days       54,336,015
6,042,335 shares from May 27 to May 27              1 day         6,042,335
6,043,335 shares from May 28 to May 31              4 days       24,173,340
6,204,815 shares from June 1 to June 3              3 days       18,614,445
6,209,815 shares from June 4 to June 16            13 days       80,727,595
6,214,815 shares from June 17 to June 22            6 days       37,288,890
6,219,815 shares from June 23 to July 21           29 days      180,374,635
6,221,815 shares from July 22 to August 2          12 days       74,661,780
6,241,815 shares from August 3 to August 3          1 day         6,241,815
6,291,815 shares from August 4 to August 9          6 days       37,750,890
6,346,815 shares from August 10 to August 10        1 day         6,346,815
6,356,815 shares from August 11 to August 11        1 day         6,356,815
6,371,815 shares from August 12 to August 18        7 days       44,602,705
6,374,815 shares from August 19 to September 2     15 days       95,622,225
6,384,815 shares from September 3 to October 4     32 days      204,315,080
6,386,815 shares from October 5 to October 6        2 days       12,773,630
6,396,815 shares from October 7 to October 19      13 days       83,158,595
6,402,815 shares from October 20 to October 31     12 days       76,833,780
                                                  273 days    1,650,881,895

1,650,881,895 shares divided by 273 days=6,047,186 average shares outstanding.

Equivalent shares using modified treasury stock method: Shares assumed sold:

                               25,000        1              25,000
                              114,091        1.1           125,500
                               30,000        1.96875        59,063
                               12,500        2.0625         25,781
                              159,429        2.1875        348,751
                              680,000        2.25        1,530,000
                               10,000        2.4375         24,375
                               12,500        2.5            31,250
Shares assumed bought:       (788,989)       2.75       (2,169,780)
Total:                        254,531                            0

Total weighted average outstanding shares: 6,301,717
$1,339,908 / 6,301,717 = $0.21 earnings per diluted share.


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Nine months ended October 31, 2000


6,507,815 shares from February 1 to February 17    17 days      110,632,855
6,517,815 shares from February 18 to March 16      28 days      182,498,820
6,527,815 shares from March 17 to April 4          19 days      124,028,485
6,547,815 shares from April 5 to April 12           8 day        52,382,520
6,552,815 shares from April 13 to April 25         13 days       85,186,595
6,565,315 shares from April 26 to April 30          5 days       32,826,575
6,565,315 shares from May 1 to May 22              22 days      144,436,930
6,570,315 shares from May 23 to May 31              9 days       59,132,835
6,590,315 shares from June 1 to June 1              1 days        6,590,315
6,595,315 shares from June 2 to June 29            28 day       184,668,820
6,582,315 shares from June 30 to July 31           32 days      210,634,080
6,582,315 shares from August 1 to August 31        31 days      204,051,765
6,582,315 shares from September 1 to September 17  17 days      111,899,355
6,575,915 shares from September 18 to September 30 13 days       85,486,895
6,575,915 shares from October 1 to October 31      31 days      203,853,365
                                                  274 days    1,798,310,210

1,798,310,210 shares divided by 274 days=6,563,176 average shares outstanding.

Equivalent shares using modified treasury stock method:

Shares assumed sold:
                              114,091        1.1           125,500
                               15,000        1.96875        29,531
                              159,429        2.1875        348,751
                              582,500        2.25        1,310,625
                               10,000        2.4375         24,375
                               25,000        2.5            62,500
                               10,000        2.8125         28,125
Shares assumed bought:       (490,008)       3.9375     (1,929,407)
Total:                        426,012                            0

Total weighted average outstanding shares: 6,989,188
$1,437,040 / 6,989,188 = $0.21 earnings per diluted share.